Exhibit 99.1
Symphony Icon, Inc.
(A Wholly Owned Subsidiary of Symphony Icon Holdings LLC)
(A Development Stage Company)
Financial Statements (Unaudited)
Six Months Ended June 30, 2010 and 2009 and the Period from
April 30, 2007 (Inception) to June 30, 2010
Contents

Unaudited Balance Sheets	2
Unaudited Statements of Operations	3
Unaudited Statements of Cash Flows	4
Unaudited Notes to Financial Statements	5

Symphony Icon, Inc.
(A Wholly Owned Subsidiary of Symphony Icon Holdings LLC)
(A Development Stage Company)
Unaudited Balance Sheets
(in thousands, except share data)

	June 30,	December 31,
	2010	2009

Assets
Current assets:
Cash and cash equivalents	$5,406	$5,418
Prepaid expenses	105	45
Prepaid clinical trial expenses from a related party	396	689
Total current assets	5,907	6,152
Total assets	$5,907	$6,152

Liabilities and members' equity
Current liabilities:
Payable to related parties	$779	$511
Accrued clinical trial expenses to a related party	338	141
Accrued expenses	—	80
Deferred revenue	2,790	3,420
Total current liabilities	3,907	4,152

Stockholder's equity:
Common stock, $0.01 par value; 100,000 shares authorized, 45,000 shares issued and outstanding	—	—
Additional paid-in capital	45,000	45,000
Deficit accumulated during the development stage	(43,000)	(43,000)
Total stockholder's equity	2,000	2,000
Total liabilities and stockholder's equity	$5,907	$6,152
See accompanying notes.

Symphony Icon, Inc.
(A Wholly Owned Subsidiary of Symphony Icon Holdings LLC)
(A Development Stage Company)
Unaudited Statements of Operations
(in thousands)

	Six Months Ended June 30,	Six Months Ended June 30,	Period from April 30 2007 (Inception) to June 30,
	2010	2009	2010

Operating revenues:	$5,631	$—	$6,461

Operating expenses:
Research and development	5,271	5,897	48,891
General and administrative	362	372	2,448
Total operating expenses	5,633	6,269	51,339
Loss from operations	(2)	(6,269)	(44,878)

Interest income	2	23	1,878
Net loss	$—	$(6,246)	$(43,000)
See accompanying notes.

Symphony Icon, Inc.
(A Wholly Owned Subsidiary of Symphony Icon Holdings LLC)
(A Development Stage Company)
Unaudited Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,		Period From April 30, 2007 (Inception) to June 30,
	2010	2009	2010
Operating activities
Net loss	$—	$(6,246)	$(43,000)
Adjustment to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Prepaid expenses	(60)	(37)	(105)
Prepaid clinical trial expenses - related party	293	(244)	(396)
Payable to related parties	225	(811)	736
Accrued clinical trial expenses - related party	197	(1,498)	338
Accrued expenses	(37)	(39)	43
Deferred revenue	(630)	—	2,790
Net cash used in operating activities	(12)	(8,875)	(39,594)

Financing activities
Issuance of common stock	—	—	45,000
Net cash provided by financing activities	—	—	45,000

Net (decrease) increase in cash	(12)	(8,875)	5,406
Cash and cash equivalents at beginning of period	5,418	16,610	—
Cash and cash equivalents at end of period	$5,406	$7,735	$5,406
See accompanying notes.

Symphony Icon, Inc.
(A Wholly Owned Subsidiary of Symphony Icon Holdings LLC)
(A Development Stage Company)
Unaudited Notes to Financial Statements
June 30, 2010

1.     Organization and Significant Accounting Principles
Symphony Icon, Inc. (the Company) was organized as a Delaware corporation on April 30, 2007. The Company was a wholly owned subsidiary of Symphony Icon Holdings LLC (Holdings) prior to July 30, 2010, at which time it became a wholly owned subsidiary of Lexicon Pharmaceuticals, Inc. (Lexicon).
The Company is a biopharmaceutical company formed to collaborate with Lexicon, in the development of two clinical stage programs: LG103, which studies the effects of several related compounds in the treatment of irritable bowel syndrome and other gastrointestinal illnesses, and LG617, which targets the treatment of cognitive and attention-impairment disorders (the Programs).
The Company began operations on June 15, 2007, and is currently in the development stage, consisting primarily of research, development, and clinical activities. The Company does not expect to become profitable over the next several years while it continues to develop its technologies. There can be no assurance that the Company's efforts with regard to these matters will be successful.
Symphony Capital Partners, L.P., and the investors in Symphony Icon Investors LLC (collectively, the Investors) contributed to Holdings initial funds in an aggregate amount of $60 million. From this initial capital contribution, Holdings used $45 million to acquire 100% of the common stock of the Company. The remaining $15 million was used by Holdings to acquire 4,781,639 shares of Lexicon stock. Under certain conditions, Lexicon could be required to contribute some or all of this $15 million to fund the operations of the Company (see Note 3).
Prior to July 30, 2010, RRD International, LLC (RRD) managed the overall operations of the Company, and Lexicon was primarily responsible for the Company's development plan and development budget (see Note 3).
The accompanying unaudited consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.
In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the six-month period ended June 30, 2010 are not necessarily indicative of the results that may be expected for the year ended December 31, 2010.

2.     Fair Value of Financial Instruments
The Company uses various inputs in determining the fair value of its investments and measures these assets on an annual basis. Financial assets recorded at fair value in the balance sheet are categorized by the level of objectivity associated with the inputs used to measure their fair value. The following levels are directly related to the amount of subjectivity associated with the inputs to fair valuation of these financial assets:
Level 1 - quoted prices in active markets for identical investments
Level 2 - other significant observable inputs (including quoted prices for similar investments, market corroborated inputs, etc.)
Level 3 - significant unobservable inputs (including the Company's own assumptions in determining the fair value of investments)

The inputs or methodology used for valuing securities are not necessarily an indication of the credit risk associated with investing in those securities. All of the Company's cash and cash equivalents are considered Level 1 financial assets at June 30, 2010 and December 31, 2009.

3.     Related-Party Transactions
The Company has entered into several agreements with related parties in the ordinary course of business to license intellectual property, to procure administrative and clinical development support services, to conduct clinical trials, to grant a purchase option, and to obtain funding.

Technology License Agreement and Novated and Restated Technology License Agreement
On June 15, 2007, Lexicon and Holdings entered into a technology license agreement, which was subsequently superseded by a novated and restated technology license agreement (the Novated TLA) among the Company, Lexicon, and Holdings. The Novated TLA granted the Company the exclusive right to use technology, know-how, patents, and other intellectual property rights related to the design, development, manufacture, and use of the relevant compounds and products that contain these compounds, with an exclusive sublicense back to Lexicon for the limited purposes of developing, making, using, and importing said compounds. This agreement was terminated on July 30, 2010, upon the exercise of purchase option as discussed below.

Research and Development Agreement and Amended and Restated Research and Development Agreement
On June 15, 2007, Lexicon and Holdings entered into a research and development agreement, which was subsequently superseded by an amended and restated research and development agreement among the Company, Lexicon, and Holdings, whereby all the initial rights and obligations of Holdings under the research and development agreement were assigned and transferred to and assumed by the Company. Under the agreement, Lexicon was primarily responsible for implementation of the Company's development plan in accordance with the development budget, subject to oversight of a joint development committee. The Company compensated Lexicon for actual costs incurred, including both Lexicon personnel and third parties, as these costs are reported to the Company. Lexicon also acted as the Company's FDA sponsor for each of the research programs. This agreement was terminated on July 30, 2010, upon the exercise of the purchase option as discussed below.
For the six months ended June 30, 2010 and 2009, the Company recognized $5.3 million and $5.9 million, respectively, in total expenses under this agreement.

RRD Services Agreement
On June 15, 2007, the Company entered into a services agreement with RRD, a related party (the RRD Agreement). Under this agreement, RRD provided overall management and supervision of the Company, including hiring and discharging vendors, compensating Lexicon for its fees and expenses under the amended and restated research and development agreement, providing employees to serve as officers of the Company, maintaining the Company's financial records, and performing all day-to-day administrative functions of the Company. RRD was also required to provide services to the Company in support of the implementation of its development plan, including but not limited to the appointment of certain RRD executive staff members to serve on the joint development committee.
Under the RRD Agreement, the Company must pay RRD a service fee equivalent to $43,333 per month. The Company must also reimburse RRD for all reasonable out of pocket expenses, including travel. Additionally, RRD arranged for the provision of legal, audit, income tax preparation, and other professional services to the Company by independent contractors, the billings for which the Company pays directly. This agreement was terminated on July 30, 2010, upon the exercise of the purchase option as discussed below.
During each of the six months ended June 30, 2010 and 2009, the Company incurred $307,000 in total fees and out-of-pocket expenses, including travel, under the RRD Agreement.

Purchase Option Agreement
On June 15, 2007, the Company entered into a purchase option agreement with Lexicon and Holdings, pursuant to which, among other things, Holdings granted Lexicon an option to purchase all of the equity securities of the Company on terms specified in the purchase option agreement. This option was exercisable by Lexicon during the period commencing on and including June 15, 2008, and ending on and including the earlier of (a) June 15, 2011, (b) the ninetieth calendar day immediately following the first date on which an internally prepared, unaudited balance sheet of the Company (prepared in accordance with accounting principles generally accepted in the United States of America) is delivered to Lexicon stating that the aggregate amount of working capital held by the Company is less than $2 million, thereby creating a “balance sheet deficiency,” and (c) the ninetieth calendar day following the first day on which the Company notifies Lexicon that all programs have been discontinued. Under certain conditions, the Company's Board of Directors could require Lexicon to contribute up to $15 million to the Company to prevent or delay a balance sheet deficiency. Additionally, with certain limitations, Lexicon could elect to further extend the purchase option exercise period, but not beyond June 15, 2011, by providing additional funding to the Company to prevent a balance sheet deficiency.
The purchase price was up to $90 million, depending on when the purchase option was exercised. At Lexicon's sole discretion, a portion of the option price could be paid in shares of its common stock, but only to the extent that the stock component did not exceed the lower of (a) 40% of the purchase price and (b) 10% of the then outstanding shares of Lexicon common stock.
On July 30, 2010, the Company entered into an Amended and Restated Purchase Option Agreement with Lexicon and Holdings and Lexicon simultaneously exercised the Purchase Option, thereby reacquiring the Programs. Pursuant to the amended terms of the purchase option, Lexicon paid Holdings $10 million and agreed to make up to $80 million in additional base and contingent payments.

Subscription Agreement and Research Cost Sharing, Payment and Extension Agreement
Holdings purchased 45,000 shares of the Company's common stock on June 15, 2007, for $45 million. In addition, the Company entered into a research cost sharing, payment and extension agreement with Holdings and Lexicon, whereby under certain conditions, the Company's Board of Directors could require Lexicon to contribute up to $15 million to the Company, and Lexicon could elect to provide separate additional funding for one or more of the Programs. Any such supplemental funding provided to the Company by Lexicon could not expand the Company's development plan beyond its then-current scope nor extend Lexicon's purchase option exercise period beyond June 15, 2011.
Through June 30, 2010, pursuant to Board of Director resolutions, Lexicon provided funding to the Company in amounts totaling $9.3 million. As of June 30, 2010, $6.5 million of Lexicon's funding has been recognized as revenue, while the remaining $2.8 million is recorded as deferred income that would be recognized as revenue in monthly increments over future periods as expenditures were incurred by the Company.